SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ] Preliminary Proxy Statement  [   ]  Confidential, for Use
                                   of the Commission Only (as
                                   permitted by Rule 14a6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Atomic Giant.com, Inc.
        (Name of registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ]  Fee computed on table below per Exchange Act rule 14a-6(I)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                     ATOMIC GIANT.COM, INC.
                     887 West Center Street
                        Orem,  Utah 84058

                 ANNUAL MEETING OF STOCKHOLDERS
                         April 11, 2000

                   PROXY STATEMENT AND NOTICE

                     SOLICITATION OF PROXIES

      The enclosed proxy is being solicited by the Board of Directors of Atomic Giant.com, Inc., 887 West Center Street, Orem, Utah 84058, a Utah corporation ("Atomic" or the "Company"), for use at the Annual Meeting of the Stockholders of Atomic (the "Annual Meeting") to be held at 3:00 p.m., on April 11, 2000, at the principal office of the Company listed above, and at any adjournment thereof. This Proxy Statement, together with the Company's 1999 Annual Report on Form 10-KSB, serves as notice of the Annual Meeting, a description of the proposals to be addressed at the Annual Meeting, and a source of information on the Company and its management.

      Stockholders may revoke their proxies by delivering a written notice of revocation to the Secretary of the Company at any time prior to the exercise thereof, by the execution of a later-dated proxy by the same person who executed the prior proxy with respect to the same shares or by attendance at the Annual Meeting and voting in person by the person who executed the prior proxy.

      The solicitation will be primarily by mail but may also include telephone, telegraph or oral communication by officers or regular employees. Officers and employees will receive no additional compensation in connection with the solicitation of proxies. All costs of soliciting proxies will be borne by the Company. The approximate mailing date of the proxy statement and proxy to stockholders is March 20, 2000.

      All proxies will be voted as specified. In the absence of specific instructions, proxies will be voted FOR:

(1) the election of four Directors of Atomic to serve for a term of one year and until their successors are duly elected and qualified;

(2) approval of the change of the Company's corporate name to "Datigen.com, Inc.";

(3)  approval of the Company's Stock Incentive Plan; and

(4) approval of all other matters by the persons named in the proxies in accordance with their judgment.

PLEASE  SIGN  YOUR  NAME  EXACTLY AS IT  APPEARS  ON  THE  PROXY.
STOCKHOLDERS RECEIVING MORE THAN ONE PROXY BECAUSE OF SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES MUST COMPLETE AND RETURN EACH PROXY IN ORDER TO VOTE ALL SHARES TO WHICH ENTITLED.

OUTSTANDING SHARES AND VOTING RIGHTS

      Record  Date.   Stockholders of  record  at  the  close  of
business on March 15, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      Shares  Outstanding.   As of March 15, 2000, a total of 825,000
shares of the Company's Common Stock (the "Common Stock") was outstanding and entitled to vote.

      Voting Rights and Procedures. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders.

      The Company's Bylaws and Utah law require the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote to constitute a quorum to convene the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

       Stockholder Proposals For the 2001 Annual Meeting. Proposals from stockholders intended to be included in the Company's proxy statement for the 2001 Annual Meeting must be received by the Secretary of the Company on or before November 20, 2000, and may be omitted unless the submitting stockholder meets certain requirements. It is suggested that the proposal be submitted by certified mail, return-receipt requested.

                      ELECTION OF DIRECTORS
                        (PROPOSAL NO. 1)

     The Company's Articles of Incorporation and Bylaws authorize a Board comprised of not less than three members. Within the limits specified above, the number of Directors is determined by a resolution of the Board or by the stockholders at the Annual Meeting. Pursuant to a resolution adopted by the Board of
Directors the authorized number of members of the Board of Directors has been set at four.

     Set forth below for each nominee for election as a Director, based on information supplied by him, are his name, age as of the date of the Annual Meeting, any presently held positions with the Company, his principal occupation now and for the past five years, other Directorships in public companies and his tenure of service with the Company as a Director. Each shall hold office until the annual meeting of stockholders in 2001.

Nominees For Election As Directors

      Steven Lloyd (age 32) is President and Chief Operating Officer of the Company. He joined Atomic in October, 1999. A graduate of Brigham Young University with a Bachelor of Science degree in Business Management, Mr. Lloyd served as a Quality Assurance Engineer for Axent Technologies, Inc., from April to October of 1999. From October 1998 to April 1999, Mr. Lloyd served as Director of Network Services for the Legend Financial Group. Mr. Lloyd was employed by Corel, Inc. from August 1995 until October 1998, first serving as an International Quality Assurance Specialist and then as International Quality Assurance Manager.

      J. Tracy Livingston (age 38) joined Atomic in January 2000. For over the past five years, Mr. Livingston has served as Senior Vice President of JTech Medical where he is responsible for supervising various aspects of product development for medical products and equipment. Mr. Livingston holds a degree in Mechanical Engineering from the University of Tennessee.

      Joseph Ollivier (age 57) joined Atomic in February 1999. From January 1995 to the present, Mr. Ollivier has been the President and principal owner of First Capital Development of Provo, Utah, which is engaged in the business of originating loans and managing loan assets. He holds a Bachelor of Science degree in Statistics from Brigham Young University and a Masters of Business Administration from Stanford.

      Josh James (age 26) joined Atomic January 2000. Mr. James is a graduate of Brigham Young University with a degree in Business Management. He is co-founder and currently CEO of MyComputer.com, Inc./Superstats.com., Inc. From October 1996 to April 1999, Mr. James held the position of President for JP Interative, LC, a web page development company. Mr. James is also co-founder and was CEO from September 97 to April 99 of ScriptSearch, LLC, a company that established the largest CGI scripts on the Web. From 1995 to 1997, Mr. James was President and Vice-President of Brigham Young University's Association of Collegiate Entrepreneurs, a club that teaches students the intricacies of starting and growing a business.

Board Meetings and Committees/ Compensation

      The Board of Directors met two times during the past fiscal year. All the directors attended all meetings of the Board of Directors. Directors who are not employees of the Company are paid $100 for attendance at each Board meeting, and are reimbursed for travel expenses incurred to attend each meeting.

Vote and Recommendation

      Each Director is elected by vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

The Board Recommends a Vote "FOR" The Nominees

                    CHANGE IN CORPORATE NAME
                        (PROPOSAL NO. 2)

      Due to the evolving nature of the Company's business, the Board of Directors has determined that it is the best interests of the Company to change its corporate name to more closely identify the Company with its computer software product line sold under the name "Datigen". The Board of Directors has approved a change in the Company's corporate name to Datigen.com, Inc. Subject to stockholder approval, Datigen.com, Inc. will be the name of the Company. The name change will be effected by an amendment to the Company's Articles of Incorporation.

Vote and Recommendation

      Approval of the change in corporate name will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock. Abstentions as to this Proposal 2 will be treated as votes against Proposal 2. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked Proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the Proxy.

The Board of Directors Recommends a Vote "For" the Corporate Name Change.

                    APPROVAL OF THE COMPANY'S
                      INCENTIVE STOCK PLAN
                        (PROPOSAL NO. 3)

     At the Annual Meeting, stockholders will be asked to approve the Company's Long-Term Stock Incentive Plan (the "Plan"). The Plan is being submitted to stockholders in order to satisfy the stockholder approval requirements of Section 422 and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). A copy of the Plan is presented in Appendix A to this proxy statement for your review and approval.

Purpose of the Plan

      The purposes of the Plan are to enhance the growth and profitability of the Company by providing the incentive of long-term rewards to employees and consultants, to attract and retain employees and consultants of outstanding competence and ability, to encourage long-term stock ownership by employees and consultants, and to further align the interests of such employees with those of the stockholders by providing them with the incentive of long-term rewards through and an opportunity for capital accumulation in the form of a proprietary interest in the

Company.   The  Plan is not a pension, profit-sharing,  or  stock
bonus plan designed to qualify under Section 401(a) of the Code or employee benefit plan subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

       Additional purposes of the Plan are to satisfy the stockholder approval requirements of Section 422 and 162(m) of the Code. Section 422 provides for incentive stock option awards that have beneficial tax consequences for employees, and thereby facilitates the broader purposes of the Plan.

     Section 162(m) of the Code disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for its Chief Executive Officer and other four most highly compensated officers, but contains an exception for "performance-based compensation" that meets certain requirements. In order for the Plan to meet these requirements, the material terms of the Plan must be approved by the Company's stockholders, as set forth herein. Although the Company does not expect compensation to approach the $1,000,000 limit in the foreseeable future, the Plan is intended to qualify grants of stock options, stock awards, and cash awards made under the Plan as "performance-based compensation" pursuant to section 162(m) of the Code should that circumstance ever arise. The Plan limits the number of shares subject to options and stock awards granted to any individual in any calendar year to no more than 50,000 shares.

     Any award intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures and shall be made during the period required under Section 162(m). The Plan specifies one performance measure, which is positive income from continuing operations. This means that for any fiscal year in which the Company has positive income from continuing operations the Executive Compensation Committee may grant awards intended to be performance-based compensation within the meaning of Section 162(m). Other "performance measures" that may be used by the Executive Compensation Committee for such awards shall be based on one or more of the following:

      (i) operating profits (including earnings before interest expense, taxes, depreciation, and amortization), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price, working capital, shareholder equity, and economic profit, which may be measured on a Company, subsidiary, or business unit basis; or

      (ii) any one or more of the performance criteria set forth in the next preceding subparagraph (i) measured on the basis of a relative comparison of Company, subsidiary, or business unit performance to the performance of a peer group of entities or other external measure of the selected performance criteria;

provided, that profit, earnings, and revenues used for any performance measure shall exclude: gains or losses on operating asset sales or dispositions; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items described in applicable accounting principles.

Description of the Plan

     The purpose of the Plan is to provide directors, officers, employees, and consultants with additional incentives by increasing their ownership interests in the Company. Directors, officers, and other employees of the Company and its subsidiaries are eligible to participate in the Plan. In addition, awards may be granted to consultants providing valuable services to the Company. As of February 17, 2000, the Company employed five individuals and retained one consultant who are eligible to participate in the Plan. Awards under the Plan may include incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights, stock units, restricted stock, restricted stock units, performance shares, performance units, or cash awards.

     The Plan provides for administration by an Executive Compensation Committee of the Board, and in the absence of such a committee, the Board of Directors. It is expected that an Executive Compensation Committee will be formed in 2000 following the Annual Meeting. The Executive Compensation Committee generally has discretion to determine the terms of a Plan Award, including the type of award, number of shares or units covered by the award, option price, term, vesting schedule, and post-termination exercise period or payment. Notwithstanding this discretion: (i) the number of shares subject to an award granted to any individual in any calendar year may not exceed 50,000 shares;
(ii) the option price per share of Common Stock may not be less than 100% of the fair market value of such share at the time of grant or 110% of the fair market value of such shares if the option is granted to a stockholder owning more than 10% of the combined voting power of all classes of the stock of the Company or a parent or subsidiary on the date of the grant of the option (a "10% stockholder"); and (iii) the term of any ISO may not exceed 10 years, or five years if the option is granted to a 10% stockholder. No outstanding stock option or other award under the Plan has been granted subject to the receipt of stockholder approval of the Plan.

     A maximum of 250,000 shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award under the Plan. Shares of Common Stock which are attributable to awards which have expired, terminated, or been canceled or forfeited during any calendar year are available for issuance or use in connection with future awards.

     The Plan will remain in effect indefinitely, unless earlier terminated by the Board of Directors. No ISO may be granted more than 10 years after the original adoption of the Plan by the Board. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that stockholder approval is required for any amendment that materially increases the aggregate number of shares of stock that may be issued under the Plan or materially modifies the requirements as to eligibility for participation in the Plan.

Tax Treatment of Awards

     Incentive Stock Options. An employee will not recognize federal taxable income, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. An employee who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were issued upon exercise of the ISO will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price, and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if an employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the shares were held prior to disposition.

     Non-Qualified Stock Options. There are no federal income tax consequences to an individual or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, an individual will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, an individual will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the individual's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the individual at the time of exercise of the NQSO).

      Stock Appreciation Rights. There are no federal income tax consequences to an individual or to the Company upon the grant of a SAR under the Plan. Upon the exercise of a SAR, an individual will recognize ordinary compensation income in an amount equal to the consideration received, and the Company generally will be entitled to a corresponding federal income tax deduction. If the SAR is paid by the Company in shares of stock, sale of the shares will result in a long-term or short-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the individual's adjusted tax basis in the shares (the amount of ordinary income recognized by the individual at the time of exercise of the SAR).

      Other Stock or Unit Awards. Generally, stock units, restricted stock, restricted stock units, performance shares, and performance units have no federal income tax consequences at the time of grant, because the awards are subject to a vesting schedule or other conditions rendering the awards subject to a risk of forfeiture. The recipient of the award may make an election under Section 83 of the Code to realize ordinary compensation income at the time of grant equal to the fair market value of the award at that time, in which case the Company is entitled to a corresponding federal income tax deduction. If no
Section 83 election is made, then ordinary compensation income is not recognized until the risk of forfeiture lapses, and the Company is entitled to a federal income tax deduction at that time. Subsequent sale of the shares will result in a long-term or short-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the recipient's adjusted tax basis in the shares (the amount of ordinary income recognized through the Section 83 election or, if no such election is made, at the time the risk of forfeiture lapses).

Vote Required

      The proposal to approve the Incentive Stock Plan must be approved by the affirmative vote of a majority of the shares of voting stock present and voted on the proposal, in person or by proxy, at the Annual Meeting. Abstentions will have the effect of a negative vote on the proposal. If no direction is indicated on the proxy, the shares represented by the proxy will be voted FOR the proposal. "Broker Non-votes" as to the proposal will not affect the outcome of the vote on the proposal.

The Board of Directors Recommends a Vote "For" the approval of the Company Incentive Stock Plan.

   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

      The table on the following page sets forth as of March 15, 2000, the number and percentage of the outstanding shares of Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.









              This space intentionally left blank.

                                 Common     Options/         Percent
                                 Shares     Warrants (1)     of Class (2)

Steven Lloyd (3)                 200,000       25,000         26.47%
1454 N. 530 West
Pleasant Grove,  UT  84062

Joseph Ollivier (3)              45,000        75,000         13.33%
3191 N. Canyon Road
Provo,  UT  84604

Tracy Livingston (3)               -0-         25,000          2.94%
288 South 500 East
Heber City,  UT  84032

Josh James (3)                     -0-         25,000          2.94%
4264 N. Mile High Dr.
Provo,  UT  84604

Seastone  Companies,  L.C. (4)   50,000          -0-           6.06%
4290 N. Vintage Circle
Provo,  UT  84604

Officers and Directors as        245,000       150,000        40.51%
a Group (Four persons)

(1) These figures represent options and warrants that are vested or will vest within 60 days from the date as of which information is presented in the table.

(2) These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his or her options, warrants, or conversion rights, and percentage ownership of all officers and directors of a group assuming all such purchase or conversion rights held by such individuals are exercised.

(3)  Officer and/or director of the Company.

(4) Seastone Companies, L.C., is owned by Sunbrook Holdings Ltd. ("Sunbrook"). The general partners of Sunbrook are Warren R. Osbourne and Tricia R. Osbourne. Therefore, Sunbrook, Warren R. Osbourne, and Tricia R. Osbourne may be deemed to have shared voting and investment control with respect to 50,000 shares held of record by Seastone Companies, L.C.

                       EXECUTIVE OFFICERS

     Information regarding Steven Lloyd (President and Secretary) and Joseph Ollivier (Treasurer and Chief Financial Officer) is presented under the caption "Election Of Directors", above.

      All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

                     EXECUTIVE COMPENSATION

Annual Compensation

     The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the prior fiscal year ended December 31, 1999 of those persons who were either (i) the chief executive officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers of the Company as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").


Name and Principal                                    Long Term    All Other
Position                  Annual Compensation        Compensation Compensation
                                                                      (1)

                                         Other Annual   Options/
               Year  Salary($)  Bonus($)  Compensation   SARs(#)


Steven Lloyd   1999  $3,000       -0-          -0-         -0-         -0-
 President,
 Secretary

Miles Pitcher  1999  $5,000       -0-          -0-         -0-         -0-
(1) President

(1)  Mr. Pitcher resigned his position in October 1999.

Employment and Other Arrangements

      The Company has no agreement or understanding, express or implied, with any officer, director, or principal stockholder, or their affiliates or associates, regarding employment with the Company or compensation for services. There are no other plans, understandings, or arrangements whereby any of the Company's officers, directors, or principal stockholders, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with operating the Company.

Stock Options and Warrants

      No  stock options were issued to any of the Named Executive
Officers during fiscal year 1999.

      In January 2000, the Company granted to each of the directors a non-qualified option to purchase 25,000 shares of the Company's common stock on or before December 31, 2002, at an exercise price of $2.25 per share, which was the fair market value of the Company's common stock based on the trading price for the Company's securities on the date of grant.

     Joseph Ollivier, a founder of the Company, was issued a warrant to purchase 50,000 shares of the Company's common stock at an exercise price of $1.00 per share, which expires on January 1, 2001, for his consulting services in connection with the formation of the Company and future services to be rendered in connection with implementing its internet business. There is no written agreement between the Company and Mr. Ollivier regarding these services, and the Company is relying solely on his equity interest in the Company to induce him to commit his time and efforts to the Company. As a result of issuing the warrant, the Company recognized an expense of $20,500, for issuance of the below market warrant to an affiliate.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following discussion includes certain relationships and related transactions which occurred during the Company's fiscal year ended December 31, 1999.

     The Company rented office space from Joseph Ollivier, a founder and principal stockholder of the Company, for $300 per month from inception until October 1999.

                        OTHER INFORMATION

      Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company. Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filled on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

                            FORM 10-K

      THE  COMPANY  WILL PROVIDE WITHOUT CHARGE  A  COPY  OF  THE
COMPANY'S MOST RECENT REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT ATOMIC GIANT.COM, INC., 887 WEST CENTER STREET, OREM, UTAH 84058.

                          OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters which may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

     Please sign the enclosed proxy and return it in the enclosed return envelope.

                                                       Appendix A
                        DATIGEN.COM, INC.
                 LONG-TERM STOCK INCENTIVE PLAN

                            SECTION 1

                             GENERAL

     1.1.Purpose. The Datigen.com, Inc., Long-Term Stock Incentive Plan (the "Plan") has been established by Datigen.com, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     1.2.Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons (including transferees of Eligible Persons to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

     1.3.Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of
Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 6 of the Plan).

                            SECTION 2

                        OPTIONS AND SARS

     2. 1.  Definitions.

(a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

(b) A stock appreciation right (an "SAR") entities the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

    2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

    2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

    2.4.  Payment of Option Exercise Price.  The payment  of  the
Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including Shares deemed issued for purposes of exercising a conversion right under an Award), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

    2.5. Settlement of Award. Shares of Stock delivered pursuant to the exercise of an option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                            SECTION 3

                       OTHER STOCK AWARDS

     3.1. Definitions.

(a) A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

(b) A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c) A "Restricted Stock" Award is an grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

    3.2.  Restrictions on Stock Awards.  Each Stock  Unit  Award,
Restricted   Stock  Award,  Restricted  Stock  Unit   Award   and
Performance Share Award shall be subject to the following:

(a)  Any   such  Award  shall  be  subject  to  such  conditions,
     restrictions and contingencies as the Committee shall determine. The Committee may designate whether any such Award being granted to any Participant are intended to be " performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or
     more  Performance  Measures.   For  Awards  intended  to  be
     "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made
     during  the period required under Code section 162(m).   The
     "performance measures" that may be used by the Committee for such Awards shall be based on one or more of the following, as selected by the Committee:

                (i) operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price, or working capital, which may be measured on a Company, Subsidiary, or business unit basis; or

                (ii) any one or more of the performance criteria set forth in the next preceding paragraph (i) measured on the basis of a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria;

     provided, that profit, earnings, and revenues used for any performance measure shall exclude: gains or losses on operating asset sales or dispositions; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30.

                            SECTION 4

                  OPERATION AND ADMINISTRATION

    4.1. Effective Date. Subject to the approval of the shareholders of the Company in the manner required by the laws of the state of Utah, the Plan shall be effective as of ____________, 2000 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

    4.2.  Shares Subject to Plan.  The shares of Stock for  which
Awards may be granted under the Plan shall be subject to the following:

(a) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 250,000.

(b) To the extent that any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(c) If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)  Subject   to  paragraph  4.2(e),  the  following  additional
     maximums are imposed under the Plan.

     (i)   The  maximum  number of shares of stock  that  may  be
     issued  by  Options  intended to be ISOs  shall  be  250,000 shares.

     (ii)  The  maximum  number of shares of Stock  that  may  be issued  in  conjunction  with  Awards  granted  pursuant  to
     Section  3  (relating  to  Stock Awards)  shall  be  250,000 shares.

     (iii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section
     2 (relating to Options and SARs) shall be 50,000 shares during any one-calendar year period.

     (iv) No more than 50,000 shares of Stock may be subject to Stock Unit awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)) granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable).

(e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

    4.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

    4.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

    4.5. Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

    4.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

    4.7. Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies, as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

    4.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

    4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

    4.10 Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant shall sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

    4.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

    4.12.Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

    4.13.Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any
     Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating person the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

    4.14.Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information, which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                            SECTION 5

                            COMMITTEE

     5.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5. The Committee shall be selected by the Board, and shall consist solely of one or more members of the Board who are not employees. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     5.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

     5.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     5.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to a Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                            SECTION 6

                    AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments pursuant to subject to subsection 4.2(e) shall not be subject to the foregoing limitations of this Section 6.

                            SECTION 7

                          DEFINED TERMS

     In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

(b)  Board.   The term "Board" shall mean the Board of  Directors
     of the Company.

(c)  Code.   The term "Code" means the Internal Revenue  Code  of
     1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d) Eligible Person. The term "Eligible Person" shall mean any director, officer, employee or consultant of the Company or a Subsidiary. An Award may be granted to a person in connection with hiring, retention or otherwise prior to the date the person first performs services for the Company or the Subsidiaries, provided that such Award shall not become vested prior to the date the person first performs such services.

(e)  Fair  Market Value.  For purposes of determining  the  "Fair
     Market Value" of a share of Stock as of any date, the following rules shall apply:

     (i) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange which the Stock is then listed or admitted to trading.

     (ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

     (iii) If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(f)  Subsidiaries.   The  term  "Subsidiary"  means  any  company
     during  any period in which it is a "subsidiary corporation"
     (as that term is defined in Code section 424(f)) with respect to the Company.

(g)  Stock.   The term "Stock" shall mean shares of common  stock
     of the Company.

                      [Proxy Form Appendix]

                     ATOMIC GIANT.COM, INC.
                     887 West Center Street
                        Orem,  Utah 84058

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Steven Lloyd and Joseph Ollivier as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Atomic Giant.com, Inc., Inc. (the "Company") held of record by the undersigned on March 15, 2000, at the Annual Meeting of Stockholders to be held on April 11, 2000, and at any adjournment or postponement thereof.

Proposal No. 1 The election of each of the following persons  as directors of the Company

(1) Steven Lloyd  (2) J. Tracy Livingston (3) Joseph Ollivier (4) Josh James

     [ ]  For  all nominees
     [ ]  Withhold all nominees
     [ ]  Withhold authority to vote for any individual nominee.
     Write number(s) of nominee(s) ____

Proposal No. 2 Approve change of the Company's corporate name to
               "Datigen.com,   Inc."   by   amending    Articles    of
               Incorporation

      [ ] For             [ ] Against            [ ] Abstain

Proposal No. 3 Approve Long-Term Stock Incentive Plan

      [ ] For             [ ] Against            [ ] Abstain

Note The proxies are authorized to vote in accordance with their judgment on any matters other than those referred to herein that are properly presented for consideration and action at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposal No.'s 1, 2 and 3.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.


                     Dated:________________________________, 2000


                     __________________________________________


                     __________________________________________

Please sign it exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.

Please  mark, sign, date and promptly return the proxy card.   If
your address is incorrectly shown, please print changes.